GROUPE MTY GROUP

Papa Murphy's TAKE 'N' BAKE PIZZA

MTY FOOD GROUP AND PAPA MURPHY'S ANNOUNCE DEFINITIVE MERGER AGREEMENT

APRIL 11, 2019

Summary Investor Presentation of MTY Food Group Inc. Exhibit (a)(5)(B)

Legal Disclaimer
This presentation may contain written and oral statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as
amended. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “expect”, “anticipate”, “plan” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. These forward-looking statements may involve, but are not limited to, comments with respect to our business or financial objectives, our strategies or future actions, our targets, expectations for our financial condition or our outlook for our operations, the expected timing of completion of the transaction discussed in this presentation and the potential impact of such transaction on our future operations.
Forward looking statements are not guarantees of future results, performance, achievements or developments  and actual results, performance, achievements or developments may differ materially from those in the forward-looking statements as a result of various factors, including downturns in general economic conditions, consolidation and globalisation of the industry, the highly competitive nature of the quick service restaurant industry, the greater resources available to much larger global players, low entry barriers for new competitors, our ability to successfully integrate our acquired and to-be-acquired businesses and the retention of key management personnel. Assumptions relating to the foregoing involve judgments and risks, all of which are difficult or impossible to predict accurately and many of which are beyond our control.
Although we believe that the expectations reflected in the forward-looking statements are reasonable based on information currently available to us, we cannot assure that the expectations will prove to have been correct.  Accordingly you should not place undue reliance on forward-looking statements. In particular, forward-looking statements do not reflect the potential impact of any merger or acquisitions or other business combinations or divestitures that may be announced or completed after such statements are made.   Reference
should be made to the most recent annual Management’s Discussion and Analysis for an in-depth description of major risk factors.
Unless otherwise indicated, the financial information presented below, including tabular amounts, is expressed in Canadian dollars and prepared in accordance with International Financial
Reporting Standards (“IFRS”). MTY uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), because this measure enables management to assess the Company’s operational performance. The Company also discloses same-store sales growth, which are defined as comparative sales generated by stores that have been open for at least thirteen months or that have been acquired more than thirteen months ago, and system sales, which represents the total net sales of the franchised and corporate restaurants of its network.
These measures are widely accepted financial indicators but are not a measurement determined in accordance with GAAP and may not be comparable to those presented by other companies. These non-GAAP measures are intended to provide additional information about the performance of MTY, and should not be considered in isolation or as a substitute for measure of performance prepared in accordance with GAAP.
The Company uses these measures to evaluate the performance of the business as they reflect its ongoing operations. Management believe that certain investors and analysts use EBITDA to measure a company’s ability to meet payment obligations or as a common measurement to value companies in the industry. Similarly, system sales and same-store sales growth provides additional information to investors about the performance of the network that is not available under GAAP.  These measures are components in the determination of short-term incentive compensation for some employees.
This presentation should be read in conjunction with the Company’s financial statements and the notes thereto and the Management Discussion and Analysis (MD&A).
The tender offer described in this presentation has not yet commenced.  This communication is for informational purposes only and is not a recommendation or an offer to purchase shares of Papa Murphy’s. The solicitation and offer to buy Papa Murphy’s shares will only be made pursuant to an offer to purchase and related materials.  The offer to purchase will be available at no charge on the SEC’s website at www.sec.gov.  This presentation does not constitute an offering or solicitation of interest with respect to securities in any jurisdiction.

GROUPE MTY GROUP

Papa Murphy's
TAKE 'N' BAKE PIZZA

An Exciting New Growth Platform

TRANSACTION
SUMMARY
•
MTY Food Group Inc. (“MTY”) and Papa Murphy’s Holdings, Inc. (“Papa Murphy’s”) today announced they have entered into a definitive merger agreement
•
MTY to acquire all of the issued and outstanding shares of Papa Murphy’s for US$6.45 per share, representing total transaction value of ~US$190.0 million (C$253.2 million), including Papa
Murphy’s net debt outstanding
•
Implied premium of 31.9% to the Papa Murphy’s closing price on April 10, 2019
•
Consideration 100% funded in cash from MTY cash on hand and existing credit facility
•
Transaction unanimously approved by the boards of directors of both companies
•
Certain Papa Murphy’s shareholders, including each director and executive officer, holding
~52.1% of Papa Murphy’s shares, have agreed to tender their shares into the offer
•
Transaction expected to close in the second calendar quarter of 2019
PAPA
MURPHY’S
OVERVIEW
•
Franchisor and operator of the largest Take ‘n’ Bake pizza brand and the 5    largest U.S. pizza chain
•
1,331
franchised
and
106
corporate-owned
stores
in
37
U.S.
states,
Canada
and
UAE
(1)
•
LTM
System-wide
Sales
of
US$809
million
(2)
•
LTM
adjusted
EBITDA
of
US$22.3
million
(2)
•
Support center will continue to be located in Vancouver, WA
All figures in CAD unless otherwise specified. Papa Murphy’s figures converted at a USDCAD FX rate of 1.3326
(1) As of December 31, 2018
(2) LTM represents the twelve-month period ending December 31, 2018
Papa Murphy’s leading Take ‘n’ Bake pizza franchising
concept offers a compelling strategic fit with MTY
th

Rationale for the Transaction

•
Strengthens MTY’s leading portfolio of brands through the acquisition of the 5 largest pizza chain in the U.S.
•
Leading Take ‘n’ Bake pizza concept serving award-winning, superior quality products made with fresh ingredients
•
Complements MTY’s U.S. operations and reduces seasonality of its results
•
Building momentum after implementation of refreshed corporate strategy and refocus on the brand
•
Seasoned management team to continue to operate the brand independently
•
Expected to be immediately accretive to MTY’s EBITDA and cash flow per share
MTY’s pro forma network to have ~7,378 locations and
$4B system sales globally with future runway for growth
th

Fresh, Hand-Crafted, Ready-to-Bake Pizzas

•
Leading Take ‘n’ Bake pizza concept serving
award-winning, superior quality products made
with fresh ingredients
•
5   largest
pizza
chain
in
the
U.S.
•
Awarded best pizza chain for several years by
multiple
industry
sources
(1)
•
Offers a differentiated, customizable experience
capitalizing on “dine-in” trends
•
Positive momentum from new digital ordering
platform launched and other recent initiatives
Differentiated Market Position
Pioneer Concept and Leader in a
Growing Pizza Category
(1)
Papa Murphy’s has received over 60 awards from major industry sources since 2001 including from Zagat, Market Force Information,
Technomic Inc. and
Consumer Reports
Unique concept driven by same core values as MTY:
great quality of food, great service and great value
th

Overview of the U.S. Pizza Market

Pizza market is attractive due to its size, growth and
fragmented competitive landscape
•
Favorable consumer trends:
•
Dining in more
•
Increasingly cooking meals at home
•
Heavily focused on quality and fresh
ingredients
•
U.S. pizza market estimated at US$42B and growing:
•
3.7%
sales growth
•
1.3%
unit growth
•
Highly fragmented competitive landscape
•
Top 5 pizza chains account for <50% of market
Pizza is the 2    largest category in US$280B+
U.S. Limited Service Restaurant Sales
Source: Papa Murphy’s, Inc. Company filings
and information,
2018 Technomic, and Top 500 Chain Restaurant Report
30%
15%
11%
11%
10%
8%
15%
Other
nd

Bolstering MTY’s U.S. Platform

Canada
United States
International
Papa Murphy’s footprint complementary to MTY’s U.S.
operations and reduces impact of seasonality
•
+ 1,400 new U.S. locations to
MTY’s 2,733 existing U.S.
network
•
+ $1.1B of incremental SWS
to MTY’s existing $1.2B
U.S.
LTM SWS
Locations
All figures in CAD unless otherwise specified. Papa Murphy’s figures converted at a USDCAD FX rate of 1.3326.
LTM U.S.
System-Wide
Sales
46%
45%
9%
56%
36%
8%
Legend:
$1.2B
$2.3B
5,941
7,378
Pro Forma
Transaction Contribution to
MTY’s U.S. Network

GROUPE MTY GROUP	Papa Murphy's TAKE 'N' BAKE PIZZA	GROUPE MTY GROUP

Solid Combined Financials

All figures in CAD unless otherwise specified. Papa Murphy’s figures converted at a USDCAD FX rate of 1.3326.
As of Feb. 28, 2019
As of Dec. 31, 2018
Pro Forma
LTM System Sales
$2.9M
$1.1B
$4.0B
# of Locations
5,941
1,437
7,378
% of Network Franchised
99%
93%
97%
LTM Revenue
$445M
$169M
$614M
LTM EBITDA
$134M
$30M
$164M
Net Debt
/ LTM EBITDA
1.9x
3.4x
3.1x
•
Following completion of the transaction, MTY is expected to continue to generate significant cash flow, allowing for deleveraging and providing liquidity to pursue future M&A opportunities
•
MTY also anticipates working with Papa Murphy’s to make capital investments focused on growing top line sales and increasing franchise partner profitability
Expected to be immediately accretive to MTY’s
EBITDA and cash flow per share

9

Notice to Investors

The tender offer described above has not yet commenced. This communication is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Papa Murphy’s. The solicitation and offer to buy Papa Murphy’s shares will only be made pursuant to an offer to purchase and related materials. At the time the tender offer is commenced, MTY Columbia Merger Sub, Inc. (“Purchaser”) will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and Papa Murphy’s will file a solicitation/recommendation statement with respect to the tender offer. Investors and stockholders of Papa Murphy’s are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information, including the terms and conditions of the offer, that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits), the solicitation/recommendation statement and the other documents filed by Papa Murphy’s with the SEC, including the Merger Agreement, will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Purchaser files with the SEC will be made available to all stockholders of Papa Murphy’s free of charge from the information agent for the tender offer, and the solicitation/recommendation statement and the other documents filed by Papa Murphy’s with the SEC will be made available to all stockholders of Papa Murphy’s free of charge at www.investors.papamurphys.com.

Forward-Looking Information

Certain information in this communication constitutes “forward-looking” information that involves known and unknown risks and uncertainties, future expectations and other factors which may cause the actual results, performance or achievements of Purchaser, Parent, Papa Murphy’s or the combined company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. All statements other than statements of historical facts included in this communication may constitute forward-looking statements. In particular, this communication contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding, without limitation, the potential benefits and effects of the proposed tender offer and the related merger, the ability to complete the proposed tender offer and related merger and the potential closing date of these transactions and the potential impact of these transactions on the combined company’s future operations; the suitability of these transactions for MTY Food Group Inc. and its subsidiaries (“Parent”) and Papa Murphy’s; the effect of these transactions on Papa Murphy’s stakeholders; the expected EBITDA, revenue, liquidity, cash flow, system sales and potential growth of the combined company; and potential future acquisition opportunities and capital investments. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate”, “estimate”, “may”, “will”, “expect”, “believe”, “plan” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. These forward-looking statements are not facts or guarantees of future performance, but only reflections of estimates and expectations of Purchaser’s, Parent’s and Papa Murphy’s management and involve a number of risks, uncertainties, and assumptions.

The forward-looking information contained in this communication reflects Purchaser’s, Parent’s and Papa Murphy’s current expectations and assumptions regarding future events and operating performance and speaks only as of the date of this communication. While these assumptions and expectations are considered reasonable, a number of factors could cause the actual results, level of activity, performance or achievements to be materially different from the expectations and assumptions of Purchaser, Parent and Papa Murphy’s, including those discussed in Parent’s public filings available at www.sedar.com and in particular in its most recent annual information form under “Risk Factors” and in its management’s discussion and analysis for its fiscal year ended November 30, 2018 under “Risk and Uncertainties” and in Papa Murphy’s public filings with the SEC, available at ww.sec.gov, including under those discussed under “Risk Factors” in Papa Murphy’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2018.

Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this communication is expressly qualified by this cautionary statement. Except as required by law, neither of Purchaser, Parent or Papa Murphy’s assumes any obligation to update or revise forward-looking information to reflect new events or circumstances.